UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2021 (June 8, 2021)

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-6887	99-0148992
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Merchant Street

Honolulu, Hawaii 96813

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 643-3888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	BOH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

On June 8, 2021, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Goldman Sachs & Co. LLC, Keefe, Bruyette & Woods, Inc., and UBS Securities LLC as representatives of the several underwriters listed on Schedule I to the Underwriting Agreement (collectively, the “Underwriters”), to issue and sell to the Underwriters an aggregate amount of 7,200,000 Depositary Shares, each representing a 1/40th ownership interest in a share of 4.375% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, of the Company in a public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-256748) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated June 8, 2021, by and between Bank of Hawaii Corporation and BofA Securities, Inc., Goldman Sachs & Co. LLC, Keefe, Bruyette & Woods, Inc., and UBS Securities LLC as representatives of the underwriters named in Schedule I thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2021

BANK OF HAWAII CORPORATION

By:	/s/ Patrick M. McGuirk
	Name:	Patrick M. McGuirk, Esq.
	Title:	Senior Executive Vice President and Corporate Secretary